UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2016

BAZAARVOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Stonelake Blvd.
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Bazaarvoice, Inc. (the “Company” or “Bazaarvoice”) was held on June 23, 2016 at the offices of DLA Piper LLP in Austin, Texas (the “Special Meeting”). At the Special Meeting, Bazaarvoice stockholders voted on one proposal, which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 23, 2016. Present at the Special Meeting in person or by proxy were holders of shares representing 52,746,710 votes of Common Stock representing 64.27% of the eligible votes, constituting a quorum. At the Special Meeting, the stockholders of the Company voted on a proposal to approve a one-time stock option exchange for certain eligible employees to exchange certain outstanding stock options for stock options with a lower exercise price.

Stockholders approved the one-time stock option exchange program for certain eligible employees to exchange certain outstanding stock options for stock options with a lower exercise price. The voting results were as follows:

For	Against	Abstain
49,904,724	2,839,830	2,156

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer, General Counsel and Secretary

Date: June 23, 2016